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                                                                    Exhibit 23.5

Shanda Interactive Entertainment Limited
No. 1 Intelligent Office Building
Zhangjiang Micro-Electronics Harbor
Pudong New Area
Shanghai 201203
People's Republic of China

     RE: SHANDA INTERACTIVE ENTERTAINMENT LIMITED


Ladies and Gentlemen:

We hereby consent to the use of and references to our name under the captions "Legal Proceedings" and "Experts" in the prospectus included in the registration statement on Amendment No. 3 to Form F-1, filed by Shanda Interactive Entertainment Limited with the United States Securities and Exchange Commission on April 23, 2004 under the Securities Act of 1933, as amended.


Sincerely yours,

[CHINESE CHARACTERS]

Beijing East IP Law Firm

Date: May 12, 2004


[COMPANY STAMP]